Exhibit 99.2

RAIT Financial Trust Provides Update on Comprehensive Strategy and Transformation Initiative to Enhance Shareholder Value

PHILADELPHIA, PA — February 24, 2017 — RAIT Financial Trust (RAIT) (NYSE: RAS) today announced that its Board of Directors has approved a comprehensive strategy and transformation initiative to drive long-term revenue growth and enhance shareholder value. Pursuant to this initiative, following the strategy that RAIT began pursuing in 2016, RAIT will continue to transform into a more focused, cost-efficient and lower leverage business concentrated on its core commercial real estate lending business.

In connection with executing its strategy and transformation initiative, RAIT has identified several key priorities designed to differentiate RAIT, improve RAIT’s margins and enhance shareholder value over time by delivering stable and repeatable risk-adjusted returns. Our transformational strategy is focused on the following priorities:

•	Focus RAIT’s business on our core middle-market commercial real estate lending business;
•	Opportunistically divest and maximize the value of RAIT’s legacy owned real estate (REO) portfolio and ultimately minimize our REO holdings;
•	Opportunistically divest and maximize the value of RAIT’s commercial property management business, including our Urban Retail property management business;
•	Optimize our capital structure and reduce our outstanding indebtedness;
•	Reduce our total expense base;
•	Reallocate our capital and cash proceeds from divesting our non-core assets into growing our core middle-market commercial real estate lending activities; and
•	Continue distributing cash to our shareholders on a regular basis through dividends.

“We believe our strategy of transforming RAIT into a pure-play commercial real estate lender is the right strategy to differentiate RAIT, drive sustainable earnings and, ultimately, grow long-term shareholder value.” said Scott Davidson, RAIT’s Chief Executive Officer.  “As we detail in our investor presentation and will discuss during our fourth quarter 2016 earnings call, we have achieved significant progress in 2016 in implementing our strategy and transformation initiative and look to carry that momentum into 2017.”

Investor Presentation

RAIT has posted to its website an updated investor presentation which provides key elements of RAIT’s comprehensive strategy and transformation initiative. The full presentation, which RAIT will be using with shareholders as part of RAIT’s ongoing program to meet with investors and solicit their views and opinions regarding its strategy for enhancing shareholder value, is available on RAIT’s home page and in RAIT’s investor relations website in the “Presentations” section.  Shareholders and other stakeholders are encouraged to read the entire presentation.

Conference Call

RAIT plans to discuss its strategy and transformation initiative further during its fourth quarter 2016 earnings call. Interested parties can listen to the live conference call via webcast at 9:30 AM ET on Friday, February 24, 2017 from the home page of the RAIT Financial Trust website at www.rait.com or by dialing 1.844.775.2541, access code 64221042.  For those who are not available to listen to the live call, the replay will be available shortly following the live call on RAIT’s website and telephonically until Friday, March 3, 2017, by dialing 855.859.2056, access code 64221042.

About RAIT Financial Trust

RAIT Financial Trust is an internally-managed real estate investment trust focused on providing debt financing options to owners of commercial real estate throughout the United States.  For more information, please visit www.rait.com or call Investor Relations at 215.207.2100.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “2017 expectations,” “guidance,” “may,” “plan”, “should,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “seek,” “opportunities” or other similar words or terms. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

RAIT’s forward-looking statements include, but are not limited to, statements regarding RAIT’s plans and initiatives and 2017 expectations to (i) simplify its business model, (ii) focus on its core commercial real estate lending business, (iii) increase loan origination levels, when compared to 2016, as capital from non-lending related asset sales is re-deployed, (iv) deleverage by using cash generated by asset sales to repay debt, (v) opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and, ultimately, minimize REO holdings, (vi) significantly reduce its total expense base, (vii) continue to sell non-lending assets, (viii) achieve significant annual expense savings in connection with the internalization of IRT, (ix) sell in whole or substantial part its Urban Retail commercial property management business and achieve costs savings in connection with such sale, and (x) enhance its long-term prospects and create value for its shareholders. Such forward-looking statements are based upon RAIT’s historical performance and its current plans, estimates, predictions and expectations and are not a representation that such plans, estimates, predictions or expectations will be achieved. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements.

Risks, uncertainties and contingencies that may affect the results expressed or implied by RAIT’s forward-looking statements  include, but are not limited to: (i) whether RAIT will be able to continue to implement its strategy to transition RAIT to a more lender focused, simpler, and more cost-efficient business model, to deleverage and to generate enhanced returns for its shareholders; (ii) whether RAIT will be able to continue to opportunistically divest and maximize the value of RAIT’s legacy REO portfolio and existing property management operations and the majority of RAIT’s non-lending assets; (iii) whether anticipated cost savings from the internalization of IRT will be achieved; (iv) whether the divestiture of RAIT’s CRE portfolio and other non-lending assets will lead to lower asset management costs and lower expenses; (v) whether RAIT will be able to reduce compensation and G&A expenses and indebtedness; (vi) whether RAIT’s new leadership will lead to enhanced value for shareholders; (vii) whether RAIT will be able to create sustainable earnings and grow book value; (viii) whether RAIT will be able to redeploy capital from non-lending related asset sales; (ix) whether RAIT will be able to increase loan origination levels; (x) whether the disposition of non-core assets, reductions in debt levels and expected loan repayments will impact RAIT’s earning and CAD; (xi) whether RAIT will continue to pay dividends and the amount of such dividends; (xii) whether RAIT will be able to organically increase reliance on match-funded asset-level debt; (xiii) overall conditions in commercial real estate and the economy generally; (xiv) whether market conditions will enable us to continue to implement our capital recycling and debt reduction plan involving selling properties and repurchasing or paying down our debt; (xv) whether we will be able to originate sufficient bridge loans; (xvi) whether the timing and amount of investments, repayments, any capital raised and our use of leverage will vary from those underlying our assumptions; (xvii) changes in the expected yield of our investments; (xviii) changes in financial markets and interest rates, or to the business or financial condition of RAIT or its business; (xix) whether RAIT will be able to originate loans in the amounts assumed; (xx) whether RAIT will generate any CMBS gain on sale profits; (xxi) whether the amount of loan repayments will be at the level assumed; (xxii) whether our management changes will be successfully implemented; (xxiii) whether RAIT will be able to dispose of its industrial portfolio or sell the other properties; (xxiv) the availability of financing and capital, including through the capital and securitization markets; (xxv) risks, disruption, costs and uncertainty caused by or related to the actions of activist shareholders, including that if individuals are elected to our Board with a specific agenda, it may adversely affect our ability to effectively implement our business strategy and create value for our shareholders and perceived uncertainties as to our future direction as a result of potential changes to the composition of our Board may lead to the perception of a change in the direction of our business, instability or a lack of continuity which may be exploited by our competitors, cause concern to our current or potential customers, and may result in the loss of potential business opportunities and make it more difficult to attract and retain qualified personnel and business partners; and (xxvi) other factors described in RAIT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and in other filings with the SEC. RAIT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

RAIT Financial Trust Contact

Andres Viroslav

215-207-2100

aviroslav@rait.com